              [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P.]

                  We hereby consent to the filing of our opinion letter dated
January 13, 2005 as Exhibit 5.1 to the Registration Statement on Form F-4 dated
January 13, 2004 (the "Registration Statement") and to the use of our name under the captions "Legal Matters" and "Material Tax Considerations" in the prospectus included in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations
promulgated thereunder.

                                  Respectfully submitted,

                                  /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  ------------------------------------------
                                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  New York, New York
                                  January 13, 2005